UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 4, 2010

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3830 Monte Villa Parkway, Bothell, Washington		98021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 425-908-3600

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Issuance of Securities

On November 4, 2010, Marina Biotech, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers identified on the signature pages thereto (the “Buyers”) pursuant to which the Company will sell to the Buyers, in a registered direct offering, an aggregate of 1,795,000 shares of common stock at a negotiated purchase price of $1.84 per share of common stock, for aggregate gross proceeds to the Company of approximately $3,302,000. As part of the transaction, the Buyers will also receive subscription investment units (the “Subscription Units”) to purchase from the Company, during the 16-month period following the date of issuance, an aggregate of 2,423,550 shares of common stock at a per share exercise price equal to the lesser of (i) $2.21, and (ii) 90% of the quotient of (x) the sum of the three lowest VWAP of the common stock for any three trading days during the ten (10) consecutive trading day period ending and including the trading day immediately prior to the applicable exercise date, divided by (y) three (3). The exercise of the Subscription Units in full could result in up to an additional $5,356,000 in gross proceeds.

The shares of common stock and Subscription Units in the offering are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on August 2, 2010 and was declared effective on September 30, 2010 (File No. 333-168447).

LifeTech Capital, a Division of Aurora Capital, LLC, acted as placement agent in connection with the placement of the securities in this offering.

A copy of the Purchase Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference, and a copy of the form of Subscription Unit is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

On November 5, 2010, the Company issued a press release announcing the offering, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing summaries of the offering, the securities to be issued in connection therewith, the Purchase Agreement and the form of Subscription Units do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K. The Purchase Agreement contains representations and warranties that the parties made solely for the benefit of each other, in the context of all of the terms and conditions of the Purchase Agreement. Accordingly, other investors, holders and stockholders may not rely on such representations and warranties. Furthermore, such representations and warranties are made only as of the date of the Purchase Agreement. Information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, and any such changes may not be fully reflected in the Company’s reports or other filings with the SEC.

Amendment to Securities Purchase Agreements

On November 4, 2010, immediately prior to entering into the Purchase Agreement described above, the Company entered into an Amendment to Securities Purchase Agreements (the “Amendment”) pursuant to which it amended those certain Securities Purchase Agreements dated as of April 25, 2008, June 9, 2009 and January 13, 2010 between the Company and the purchasers identified on the signature page thereto, in consideration for which Amendment the Company issued to the signatories thereto warrants to purchase up to 686,270 shares of common stock (the “Warrants”).

The Warrants are being issued pursuant to an effective shelf registration statement on Form S-3, which was filed with the SEC on August 2, 2010 and was declared effective on September 30, 2010 (File No. 333-168447).

The Warrants have a five year term, are exercisable immediately, and have an initial exercise price of $2.03 per whole share of common stock, which is subject to adjustment.

The foregoing summary of the Amendment and the form of Warrant does not purport to be complete and is qualified in its entirety by reference to the definitive Amendment and form of Warrant, copies of which are attached to this Current Report on Form 8-K as exhibits 10.1 and 4.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Subscription Investment Unit

4.2	Form of Warrant

10.1	Amendment to Securities Purchase Agreements, dated as of November 4, 2010, by and among the Company and the signatories thereto

10.2	Securities Purchase Agreement, dated as of November 4, 2010, by and among the Company and the signatories thereto

23.1	Consent of Wolf & Company, P.C., independent registered public accounting firm.

99.1	Press release of Marina Biotech, Inc., dated November 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

November 5, 2010	By:	/S/ PETER S. GARCIA
	Name:	Peter S. Garcia
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Subscription Investment Unit

4.2	Form of Warrant

10.1	Amendment to Securities Purchase Agreements, dated as of November 4, 2010, by and among the Company and the signatories thereto

10.2	Securities Purchase Agreement, dated as of November 4, 2010, by and among the Company and the signatories thereto

23.1	Consent of Wolf & Company, P.C., independent registered public accounting firm.

99.1	Press release of Marina Biotech, Inc., dated November 5, 2010